UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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    [ ]   Soliciting Material Pursuant to ss.240.14a-12

                                  CONSECO, INC.

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                (Name of Registrant as Specified In Its Charter)
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At the 2005 Annual Meeting of Shareholders of Conseco, Inc. (the "Company"),
which is scheduled for August 29, 2005, shareholders will be asked to approve the Company's 2003 Amended and Restated Long-Term Incentive Plan (the "Plan"). Conseco's Human Resources and Compensation Committee has approved a policy to conform to Institutional Shareholder Services' burn rate guidelines. The average annual burn rate for the three-year period of 2005, 2006 and 2007 will not exceed the greater of two percent of the Company's shares outstanding or the mean of its Global Industry Classification Standards Peer Group (4030 Issuance). This policy will apply to shares issued pursuant to the Plan. The burn rate will be calculated as (i) the number of shares granted in each fiscal year by the Human Resources and Compensation Committee of Conseco's Board of Directors and reported in the Company's periodic reports filed with the Securities and Exchange Commission, including (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock (units), (d) performance shares actually earned or deferred, to employees and directors divided by (ii) the fiscal year end basic shares outstanding. Stock appreciation rights or full value shares settled in cash will not be included in the calculation of burn rate. For the purpose of the calculation, one full value share may equal up to four option shares, as calculated consistent with Institutional Shareholder Services' policy regarding the volatility of Conseco's common stock, which may change from year to year.